                                                             EXHIBIT 99.1

                                   RACOTEK, INC.

                         1998 NON-OFFICER STOCK OPTION PLAN
                      AS ADOPTED EFFECTIVE ON JANUARY 10, 1998
                             AMENDED FEBRUARY 13, 1998
                         STOCKHOLDER APPROVAL NOT REQUIRED

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Consultants who are not Officers or members of the Board of Directors may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of Nonstatutory Stock Options. Only Nonstatutory Stock Options may be granted hereunder.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants who are not Officers or members of the Board of Directors, to secure and retain the services of such new Employees and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.   DEFINITIONS.  AS USED HEREIN, THE FOLLOWING DEFINITIONS SHALL APPLY:

     (a) "AFFILIATE" shall mean any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

     (b) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

     (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     (d) "CAUSE" shall mean willful conduct that is materially harmful to the business of the Company, any Affiliate of the Company, or any successors thereto.

     (e) "CHANGE IN CONTROL" shall mean the consummation of any one of the following events: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least fifty percent (50%) of the voting securities of the controlling acquiring corporation); (iii) a merger or consolidation in which the Company is the surviving corporation and less than fifty percent (50%) of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (iv) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing fifty percent (50%) or more of the combined voting power of all of the voting securities of the Company; or
(v) the liquidation or dissolution of the Company.

     (f)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

     (h)  "COMMON STOCK" shall mean the Common Stock of the Company.

     (i)  "COMPANY" shall mean Racotek, Inc., a Delaware corporation.

     (j) "CONSULTANT" shall mean any consultants, independent contractors or advisers to the Company or an Affiliate (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) excluding officers and directors of the Company and stockholders beneficially owning 10% or more of the Company's Common Stock.

     (k) "CONTINUOUS SERVICE AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service to the Company, an Affiliate, or any successors thereto, whether as an Employee or Consultant. The Board or the Chief Executive Officer of the Company may determine, in that party's sole discretion, whether Continuous Service as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

     (l) "EMPLOYEE" shall mean any person employed by the Company or by any Affiliate, excluding officers and directors of the Company and stockholders beneficially owning 10% or more of the Company's Common Stock.

     (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "GOOD REASON" shall mean that any one of the following actions has been taken without the Optionee's express written consent and such action has not been promptly reversed within thirty (30) days following written notice from the Optionee to the recipient of such Optionee's services: (i) a material reduction in the Optionee's job responsibilities given the Optionee's prior position and responsibilities with the Company; (ii) any reduction in the Optionee's compensation and aggregate benefits as in effect immediately prior to such reduction; (iii) relocation of the Optionee's workplace to a facility or location more than twenty-five (25) miles from the Optionee's workplace immediately prior to such relocation; or (iv) any purported termination of the Optionee's Continuous Service as an Employee or Consultant which is not effected by reason of death, disability, or Cause.

     (p) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (q) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and any other Employees of the Company whom the Board or the Committee classifies as "Officer" in its sole discretion.

     (r) "OPTION" shall mean a Nonstatutory Stock Option granted pursuant to the Plan.

     (s) "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (t)  "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

     (u) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

     (v)  "PLAN" shall mean this 1998 Non-Officer Stock Option Plan.

     (w) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

3.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is two million five hundred thousand (2,500,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     (a) PROCEDURE. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof.

     (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have such authority with regard to the Plan and the options as determined by the Board of Directors, including the authority, in its discretion: (i) to grant options under the Plan, provided, however, that only nonstatutory options may be granted under the Plan; (ii) to determine, upon review of relevant information and in accordance with Section 8(c) of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option, provided that no Options may be granted to persons who are neither Employees nor Consultants; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Option; (viii) to accelerate or defer (the latter with the consent of the Optionee) the exercise date and vesting of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.   ELIGIBILITY.

     Options may be granted only to Employees or Consultants as defined in
Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options. Notwithstanding the foregoing, no Employee who is an Officer of the Company or who is a member of the Board of Directors shall be entitled to receive the grant of an Option under the Plan.

     The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment at any time or the Optionee's consulting for the Company pursuant to the terms of the Consultant's agreement with the Company.

6.   TERM OF THE PLAN.

     The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated under Section 13 of the Plan.

7.   TERM OF OPTION.

     The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.   EXERCISE PRICE, CONSIDERATION AND VESTING.

     (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 85% of the Fair Market Value per Share on the date of grant.

     (b) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check; (ii) promissory note (except that payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment); (iii) other shares of the Common Stock of the Company having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered shares of the Common Stock of the Company in a form approved by the Company; (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     (c) VESTING. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this Section 8(c) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

9.   EXERCISE OF OPTION.

     (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. An Option may not be exercised for a fraction of a Share.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant (or while an officer or director of the Company) to exercise the Option as to any part or all of the shares subject to the Option, subject to a repurchase right in favor of the Company on such terms as the Board shall establish.

     (b) TERMINATION OF SERVICE AS AN EMPLOYEE OR CONSULTANT. If an Optionee's Continuous Service as an Employee or Consultant ceases for any reason other than death or disability, the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board) after the date the Optionee's Continuous Service as an Employee or Consultant ceases, exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

     (c) DEATH OF OPTIONEE. In the event of the death during the term of the Option of an Optionee who is at the time of his or her death an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option or in the event of the death of an Optionee within ninety (90) days following the termination of the Optionee's Continuous Service as an Employee or Consultant for any other reason, the Option may be exercised at any time within twelve (12) months (or such other period of time as is determined by the Board) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) DISABILITY OF OPTIONEE. In the event of the disability of an Optionee during the term of the Option who is at the time of his or her disability an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option, the Optionee may, but only within twelve (12) months (or such other period of time as is determined by the Board) after the date the Optionee ceases to be an Employee or Consultant on account of such disability, exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

     (e) WITHHOLDING. To the extent provided by the terms of the Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise of the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

10.  TRANSFERABILITY OF OPTIONS.

     Except as otherwise expressly provided in the terms of the Option Agreement, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER; CHANGE IN CONTROL.

     (a) The number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an

Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) In the event of a Change in Control, then: (i) any surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to stockholders in the transaction described in this
Section 11) for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, (A) with respect to Options held by persons then performing services as Employees or Consultants, the vesting of such Options and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event. If a Change in Control becomes effective before January 10, 2000, in conjunction with which an Optionee's Option is assumed or substituted, and such Optionee's Continuous Service as an Employee or Consultant is terminated within the twelve (12) months following the effective date of such Change in Control by the Optionee for Good Reason or by the Company or its successor for a reason other than Cause, death or disability, then such assumed or substituted Option shall immediately become fully vested, and exercisable and any repurchase right under the Plan with respect to Shares acquired by such Optionee under such Option shall lapse.

12.  TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.  AMENDMENT AND TERMINATION OF THE PLAN.

     (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

     (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not impair Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14.  CONDITIONS UPON ISSUANCE OF SHARES.

     The Company may require any Optionee, or any person to whom an Option is transferred under Section 10, as a condition of exercising any such Option,
(1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares.

15.  RESERVATION OF SHARES.

     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.  OPTION AGREEMENT.

     Options shall be evidenced by written Option Agreements in such form or forms as the Board or the Committee shall approve.

17.  EFFECTIVE DATE.

     The Plan shall become effective on January 12, 1998.